CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110658, 333-101648, 333-58802, 333-47812 and
333-118822) and Form S-8 (Nos. 333-106137, 333-100314, 333-63372 and 333-84211)
of E-LOAN, INC. of our report dated May 2, 2005 relating to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.




PricewaterhouseCoopers LLP

San Francisco, California
May 2, 2005